Exhibit 99.1

Sun Hydraulics Announces Public Offering of Common Stock

SARASOTA, FL, January 29, 2018 — Sun Hydraulics Corporation (NASDAQ: SNHY) (“Sun” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today announced that it has commenced an underwritten public offering of 4 million shares of common stock. In connection with the offering, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock of the Company.

The Company intends to use all of the net proceeds of the offering for the repayment of debt under its credit facility, to fund acquisition activity and for working capital and general corporate purposes.

Morgan Stanley is acting as sole book-running manager and as representative of the underwriters for the offering. KeyBanc Capital Markets, Oppenheimer & Co., Stifel, SunTrust Robinson Humphrey and William Blair are acting as co-managers for the offering.

The offering is being made pursuant to Sun’s effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. The prospectus supplement and base prospectus may also be obtained by sending a request to: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities, and there shall not be any offer, solicitation or sale of the securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Sun

Sun Hydraulics Corporation is an industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets. In the hydraulics market, the Company is a leading manufacturer of high-performance screw-in hydraulic cartridge valves, electro-hydraulics, manifolds, and integrated package solutions for the worldwide industrial and mobile hydraulics markets. In the electronics market, the Company is a global provider of innovative electronic control, display and instrumentation solutions for both recreational and off-highway vehicles, as well as stationary and power generation equipment.

FORWARD-LOOKING INFORMATION

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-Looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates, vision or projections of Sun Hydraulics Corporation (“Sun” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and acquire other businesses; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s expectations regarding our sales, expenses, gross margins and other results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements; and (viii) potential challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses. Similarly, statements that describe the Company’s future plans, objectives or goals also are forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company and Enovation Controls; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, compliance with anti-corruption laws and trade laws, including export and import compliance, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings Item 1. “Business,” Item 1A. “Risk Factors,” and Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2016. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Karen L. Howard / Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3942 / (716) 843-3908

khoward@keiadvisors.com / dpawlowski@keiadvisors.com